EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Cumberland Pharmaceuticals Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

Nashville, Tennessee
February 17, 2009